UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report    January 10, 2003


                        BOUNCEBACKTECHNOLOGIES.COM, INC.

Minnesota                           0-22242                    41-0950482
(State of other                (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                               Identification No.)


            707 Bienville Boulevard, Ocean Springs, Mississippi 39564
                     (Address of Principal Executive Office)


Registrant's telephone number, including area code   (228) 872-5558





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Item 5.    Other Events

On January 2, 2003 the Company completed a $500,000 bridge financing transaction with a private lender. This loan will be used by the Company to meet its ongoing operating expenses. Per the terms of a transaction, the loan is payable in full on or before five years from the date of issuance subject to various prepayment triggers which are outlined within the terms of the loan agreement. The note is secured by the Company's corporate guarantee; the stream of payments due the Company per the terms in the Revised and Restated Termination Agreement with Lakes Gaming, Inc. as well as any monetary recovery awarded the Company from its litigation with Harrah's. Additionally, 150,000 options at a strike price of $.10 per share exercisable for a 5-year period were granted per the terms of this transaction.


Exhibits
--------


    99.1 Loan Agreement dated January 2, 2003 between the Company and a private lender, David Reese, for $500,000 bridge financing

    99.2 Secured Promissory Note dated January 2, 2003 between the Company and a private lender, David Reese

    99.3 Security Agreement dated January 2, 2003 between the Company and a private lender, David Reese

    99.4 Second Amendment to Conditional Release and Termination Agreement dated January 2, 2003 between the Company and Lakes Gaming, Inc.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 10, 2003                    BOUNCEBACKTECHNOLOGIES.COM, INC.


                                                  /s/ John J. Pilger
                                                  ------------------
                                                  John J. Pilger
                                                  Chief Executive Officer


                                                  /s/ Noreen Pollman
                                                  ------------------
                                                  Noreen Pollman
                                                  Secretary